Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(159,133,965)
Unrealized Gain (Loss) on Market Value of Commodity Futures	185,244,811
Unrealized gain (loss) on Fair Value of Swap Contracts	17,797,495
Dividend Income	1,906,092
Interest Income	1,349,080
ETF Transaction Fees	44,000
Total Income (Loss)	$47,207,513

Expenses
General Partner Management Fees	$483,521
Professional Fees	90,835
Brokerage Commissions	365,213
Directors' Fees and insurance	12,465
License fees	12,088
Total Expenses	$964,122
Net Income (Loss)	$46,243,391

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/23	$769,184,856
Additions (78,900,000 Shares)	646,077,621
Withdrawals (29,900,000 Shares)	(255,471,558)
Net Income (Loss)	46,243,391

Net Asset Value End of Month	$1,206,034,310
Net Asset Value Per Share (132,984,588 Shares)	$9.07

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596